Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2019

Completes the Sale of the Leasehold Interest in the Courtyard by Marriott Los Angeles

IRVINE, CA  – November 4, 2019 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Operational Results (as compared to Third Quarter 2018):

•	Net income decreased 63.4% to $33.5 million. Excluding the effect of the four hotels sold during the third and fourth quarters of 2018, net income would have decreased 12.0%.
•

Income attributable to common stockholders per diluted common share decreased 68.4% to $0.12. Excluding the effect of the four hotels sold during the third and fourth quarters of 2018, income attributable to common stockholders per diluted common share would have decreased 14.3%.

•	21 Hotel Total Portfolio RevPAR increased 0.9% to $201.93.
•	20 Hotel Comparable Portfolio RevPAR increased 0.9% to $202.57.
•	20 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net decreased 1.5% to $85.8 million.
•	20 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net decreased 100 basis points to 30.8%.
•

Adjusted EBITDAre, excluding noncontrolling interest decreased 4.0% to $81.2 million. Excluding the effect of the four hotels sold during the third and fourth quarters of 2018, Adjusted EBITDAre, excluding noncontrolling interest would have decreased 2.3%.

•

Adjusted FFO attributable to common stockholders per diluted share decreased 3.3% to $0.29. Excluding the effect of the four hotels sold during the third and fourth quarters of 2018, Adjusted FFO attributable to common stockholders per diluted share would have remained constant at $0.29.

John Arabia,  President and Chief Executive Officer, stated, “We are pleased with our third quarter operating results and earnings, which met or exceeded our previously provided guidance despite moderating revenue growth and a challenging expense environment. Our favorable geographic concentration combined with the quality and condition of our hotels resulted in above average revenue growth compared to the industry average of the Luxury and Upper Upscale hotels in the top 25 markets.”

Mr. Arabia added, “Subsequent to the end of the quarter, we were able to take advantage of a favorable transaction market and dispose of the leasehold interest in the Courtyard by Marriott Los Angeles at a trailing cap rate considerably lower than that implied by our current share price. This transaction not only makes sense financially, but further concentrates our 20-hotel portfolio in Long-Term Relevant Real Estate. We expect to distribute the gain on this sale to our stockholders through our fourth quarter dividend. Additionally, we retain significant liquidity that provides us with the ability to create long-term shareholder value through the continued repurchases of our common stock or through the acquisition of additional Long-Term Relevant Real Estate.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change		2019	2018	Change

Net Income	$33.5	$91.6	(63.4)%		$97.4	$181.3	(46.3)%
Income Attributable to Common Stockholders per Diluted Share	$0.12	$0.38	(68.4)%		$0.36	$0.73	(50.7)%

21 Hotel Total Portfolio RevPAR (1)	$201.93	$200.21	0.9%		$197.26	$192.91	2.3%
20 Hotel Comparable Portfolio RevPAR (1)	$202.57	$200.73	0.9%		$197.97	$193.50	2.3%

20 Hotel Comparable Portfolio Occupancy (1)	86.2%	86.4%	(20)	bps	84.1%	84.1%	—	bps
20 Hotel Comparable Portfolio ADR (1)	$235.00	$232.33	1.1%		$235.40	$230.08	2.3%

20 Hotel Comparable Portfolio Adjusted EBITDAre Margin (1) (2)	30.8%	31.8%	(100)	bps	30.7%	31.0%	(30)	bps

Adjusted EBITDAre, excluding noncontrolling interest	$81.2	$84.6	(4.0)%		$244.8	$248.2	(1.4)%
Adjusted FFO Attributable to Common Stockholders	$65.7	$67.9	(3.1)%		$195.0	$197.5	(1.3)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.29	$0.30	(3.3)%		$0.86	$0.87	(1.1)%

(1)

The 21 Hotel Total Portfolio is comprised of all hotels owned by the Company as of September 30, 2019. The 20 Hotel Comparable Portfolio excludes the Courtyard by Marriott Los Angeles, which was classified as held for sale as of September 30, 2019, and subsequently sold in October 2019.

(2)	The 20 Hotel Comparable Portfolio Adjusted EBITDAre Margins exclude any prior year property tax adjustments, net.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

The Company’s actual results for the quarter ended September 30, 2019 compare to its guidance originally provided as follows:

Metric	Quarter Ended September 30, 2019 Guidance (1)	Quarter Ended September 30, 2019 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income ($ millions)	$32 to $36	$34	―
21 Hotel Total Portfolio RevPAR Growth	- 0.5% to + 1.5%	0.9%	+ 0.4%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$79 to $82	$81	+ $1
Adjusted FFO Attributable to Common Stockholders ($ millions)	$62 to $65	$66	+ $3
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.27 to $0.29	$0.29	+ $0.01
Diluted Weighted Average Shares Outstanding	225,000,000	224,800,000	- 200,000

(1)	Reflects guidance presented on August 1, 2019.

Recent Developments

On October 23, 2019, the Company sold the leasehold interest in the 187-room Courtyard by Marriott Los Angeles for a gross sale price of $50 million or approximately $267,000 per key. The sale price represents a 13.8x multiple on trailing 12-month hotel Adjusted EBITDAre and a 6.2% capitalization rate on trailing 12-month net operating income.

Through the date of this release, the Company has repurchased 3,783,936 shares of its common stock at an average price of $13.22 per share. Approximately $250 million of authorization capacity under the Company’s $300 million stock repurchase program remains.

Balance Sheet/Liquidity Update

As of September  30, 2019, the Company had $776.2 million of cash and cash equivalents, including restricted cash of $46.2 million, total assets of $3.9 billion, including $2.9 billion of net investments in hotel properties, total consolidated debt of $977.1 million and stockholders’ equity of $2.7 billion.

Capital Improvements

The Company invested $22.5 million and $75.3 million into capital improvements of its portfolio during the three and nine months ended September 30, 2019, respectively. In 2019, the Company expects to invest approximately $100 million to $110 million into its portfolio. As of the quarter ended September 30, 2019, the Company completed its previously announced 2019 renovation programs at the Hilton San Diego Bayfront, the Renaissance Harborplace and the Hyatt Regency San Francisco.  The Company incurred approximately $5 million of total revenue displacement during the first nine months of 2019 related to is major capital improvement projects.

2019 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business, changes in its operating environment, or any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, legal settlements, noncash impairment expense, changes in deferred tax assets or valuation allowances, severance costs associated with restructuring hotel services, uninsured property losses, early lease termination costs,  prior year property tax assessments or credits, debt repurchases/repayments, stock repurchases or unannounced financings during 2019.

For the fourth quarter of 2019, the Company expects:

Metric	Quarter Ended December 31, 2019 Guidance (1)
Net Income ($ millions)	$62 to $67
20 Hotel Comparable Portfolio RevPAR Growth	- 1.5% to + 0.5%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$68 to $72
Adjusted FFO Attributable to Common Stockholders ($ millions)	$51 to $55
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.23 to $0.25
Diluted Weighted Average Shares Outstanding	224,100,000

For the full year of 2019, the Company expects:

Metric	Prior Full Year 2019 Guidance (2)	Adjustments (3)	Adjusted Prior Full Year 2019 Guidance	Current Full Year 2019 Guidance (1)	Change in Full Year 2019 Guidance Midpoint
Net Income ($ millions)	$117 to $130	+ $43	$160 to $173	$159 to $164	- $5
20 Hotel Comparable Portfolio RevPAR Growth	+ 0.75% to + 2.75%	0.0%	+ 0.75% to + 2.75%	+ 1.0% to + 2.0%	- 0.25%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$312 to $324	- $1	$311 to $323	$313 to $317	- $2
Adjusted FFO Attributable to Common Stockholders ($ millions)	$243 to $255	- $1	$242 to $254	$246 to $250	$0
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.07 to $1.13	$0.00	$1.07 to $1.13	$1.09 to $1.11	$0
Diluted Weighted Average Shares Outstanding	226,200,000	―	226,200,000	226,000,000	- 200,000

(1)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(2)	Reflects guidance presented on August 1, 2019.
(3)	Adjustments reflect the anticipated fourth quarter operating income for the Courtyard by Marriott Los Angeles, as well as the estimated gain on the sale of the hotel.

Fourth quarter and full year 2019 guidance are based in part on the following assumptions:

•

Full year total revenue displacement of approximately $5 million and full year Adjusted EBITDAre, excluding noncontrolling interest displacement of approximately $4 million related to 2019 major capital investment projects.

•	Full year 20 Hotel Comparable Portfolio Adjusted EBITDAre Margin is expected to decline 50 basis points to 75 basis points.
•	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $21 million.
•	Full year amortization of deferred stock compensation expense of approximately $9 million.
•

Full year interest expense of approximately $56 million, including approximately $3  million in amortization of deferred financing costs, approximately $3 million of finance lease obligation interest and approximately $7 million of noncash loss on derivatives.

•	Full year total preferred dividends of $13 million, which includes the Series E and Series F cumulative redeemable preferred stock.

Dividend Update

The Company expects to declare a fourth quarter “catch-up” dividend (the “Fourth Quarter Dividend”) to stockholders of record as of December 31, 2019 of approximately $0.50 to $0.60 per share of common stock, payable in January 2020. The Fourth Quarter Dividend includes the expected gain from the sale of the Courtyard by Marriott Los Angeles. Excluding the gain on sale, the Fourth Quarter Dividend range would be approximately $0.35 to $0.45 per share of common stock, and when combined with the cumulative $0.15 per share dividend paid to date in 2019, would represent the Company’s total annual distribution from business operations. The Fourth Quarter Dividend is expected to be paid in cash, and the Company will declare the final amount of the dividend in December 2019. The amount of the Fourth Quarter Dividend could be impacted by a variety of factors, including a material change in expected operating performance or by future asset sales that may result in a net taxable gain or loss. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

The Company’s board of directors declared cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on January 15, 2020 to stockholders of record as of December 31, 2019.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the guidance or other information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2019 financial results on November 5, 2019, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website. Alternatively, investors may dial  1-786-789-4776 and reference confirmation code 6513308  to listen to the live call. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 20  hotels comprised of 10,609 rooms. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

As demand for lodging generally fluctuates with the overall economy, we seek to own a portfolio of hotels that will maintain a high appeal with travelers over long periods of time and will generate economic earnings materially in excess of recurring capital requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, government shutdown, changes in the European Union or global economic slowdown, as well as any type of flu, disease-related pandemic or the adverse effects of climate change, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest,  which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; severe weather events or other natural disasters; risks impacting our ability to pay anticipated future dividends; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre;  Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre,  excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net income (loss) allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components.  We  also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets, which includes the amortization of our operating lease intangible, as well as the noncash expense incurred from straight-lining our lease obligations, as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles and the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that both of these leases are finance leases, and, therefore, we include a portion of the lease payments each month in interest expense. We adjust EBITDAre for these two finance leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels.  We  also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash interest on our derivatives and finance lease obligations as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets, which includes the amortization of both our finance and operating lease intangibles, as well as the noncash expense incurred from straight-lining our lease obligations (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel  Adjusted EBITDAre and hotel  Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 20 Hotel Comparable Portfolio is comprised of all hotels owned by the Company as of September 30, 2019, except the Courtyard by Marriott Los Angeles, which we classified as held for sale as of September 30, 2019, and subsequently sold in October 2019.  We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre,  excluding noncontrolling interest, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders, as well as reconciliations and the components of hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margin are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$730,039	$809,316
Restricted cash	46,206	53,053
Accounts receivable, net	44,021	33,844
Prepaid expenses and other current assets	14,359	12,261
Assets held for sale, net	18,481	—
Total current assets	853,106	908,474

Investment in hotel properties, net	2,910,852	3,030,998
Finance lease right-of-use asset, net	48,019	—
Operating lease right-of-use assets, net	61,512	—
Deferred financing costs, net	2,924	3,544
Other assets, net	22,424	29,817

Total assets	$3,898,837	$3,972,833

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$33,140	$30,425
Accrued payroll and employee benefits	21,371	25,039
Dividends and distributions payable	14,451	126,461
Other current liabilities	45,843	44,962
Current portion of notes payable, net	6,271	5,838
Liabilities of assets held for sale	12,446	—
Total current liabilities	133,522	232,725

Notes payable, less current portion, net	966,496	971,225
Finance lease obligations, less current portion	15,571	27,009
Operating lease obligations, less current portion	50,905	—
Other liabilities	19,824	30,703
Total liabilities	1,186,318	1,261,662

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2019 and December 31, 2018, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at September 30, 2019 and December 31, 2018, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 224,861,978 shares issued and outstanding at September 30, 2019 and 228,246,247 shares issued and outstanding at December 31, 2018	2,249	2,282
Additional paid in capital	2,681,754	2,728,684
Retained earnings	1,274,039	1,182,722
Cumulative dividends and distributions	(1,483,907)	(1,440,202)
Total stockholders' equity	2,664,135	2,663,486
Noncontrolling interest in consolidated joint venture	48,384	47,685
Total equity	2,712,519	2,711,171

Total liabilities and equity	$3,898,837	$3,972,833

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues
Room	$200,242	$207,657	$580,835	$608,237
Food and beverage	61,366	63,911	206,183	217,469
Other operating	20,031	17,740	55,197	52,495
Total revenues	281,639	289,308	842,215	878,201
Operating expenses
Room	52,514	53,928	152,606	159,923
Food and beverage	44,928	46,260	140,149	147,299
Other operating	4,162	4,190	12,494	12,488
Advertising and promotion	13,285	13,593	40,998	41,815
Repairs and maintenance	10,632	10,530	31,107	32,484
Utilities	7,458	8,084	20,656	22,533
Franchise costs	8,606	9,167	24,024	26,981
Property tax, ground lease and insurance	21,880	20,369	62,842	63,658
Other property-level expenses	30,913	31,580	97,768	101,005
Corporate overhead	7,395	7,360	22,989	22,056
Depreciation and amortization	37,573	36,159	110,484	110,181
Impairment loss	—	—	—	1,394
Total operating expenses	239,346	241,220	716,117	741,817
Interest and other income	3,762	2,592	13,497	7,049
Interest expense	(13,259)	(11,549)	(43,401)	(31,609)
Gain on sale of assets	—	53,128	—	68,787
Income before income taxes	32,796	92,259	96,194	180,611
Income tax benefit (provision), net	749	(673)	1,185	692
Net income	33,545	91,586	97,379	181,303
Income from consolidated joint venture attributable to noncontrolling interest	(2,508)	(2,376)	(6,062)	(7,189)
Preferred stock dividends	(3,208)	(3,208)	(9,622)	(9,622)
Income attributable to common stockholders	$27,829	$86,002	$81,695	$164,492

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.12	$0.38	$0.36	$0.73

Basic and diluted weighted average common shares outstanding	224,530	227,068	226,369	225,538

Distributions declared per common share	$0.05	$0.05	$0.15	$0.15

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income	$33,545	$91,586	$97,379	$181,303
Operations held for investment:
Depreciation and amortization	37,573	36,159	110,484	110,181
Interest expense	13,259	11,549	43,401	31,609
Income tax (benefit) provision, net	(749)	673	(1,185)	(692)
Gain on sale of assets	—	(53,077)	—	(68,740)
Impairment loss	—	—	—	1,394
EBITDAre	83,628	86,890	250,079	255,055

Operations held for investment:
Amortization of deferred stock compensation	2,146	2,073	7,168	6,938
Amortization of favorable and unfavorable contracts, net	—	(2)	—	3
Amortization of right-of-use assets (1)	(253)	(385)	(523)	(832)
Finance lease obligation interest - cash ground rent	(589)	(590)	(1,768)	(1,768)
Hurricane-related uninsured losses (insurance proceeds), net	—	25	—	(990)
Prior year property tax adjustments, net	(9)	—	289	117
Prior owner contingency funding	—	—	(900)	—
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(2,508)	(2,376)	(6,062)	(7,189)
Depreciation and amortization	(793)	(637)	(2,072)	(1,915)
Interest expense	(532)	(513)	(1,650)	(1,437)
Amortization of right-of-use asset (1)	72	72	217	217
	(2,466)	(2,333)	(5,301)	(6,856)

Adjusted EBITDAre, excluding noncontrolling interest	$81,162	$84,557	$244,778	$248,199

(1)

Amounts originally reported for the three and nine months ended September 30, 2018 for amortization of lease intangibles and noncash ground rent have been reclassified to amortization of right-of-use assets to conform to the current year’s reporting.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income	$33,545	$91,586	$97,379	$181,303
Preferred stock dividends	(3,208)	(3,208)	(9,622)	(9,622)
Operations held for investment:
Real estate depreciation and amortization (1)	36,951	35,603	108,621	108,707
Gain on sale of assets	—	(53,077)	—	(68,740)
Impairment loss	—	—	—	1,394
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(2,508)	(2,376)	(6,062)	(7,189)
Real estate depreciation and amortization	(793)	(637)	(2,072)	(1,915)
FFO attributable to common stockholders	63,987	67,891	188,244	203,938

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	—	(2)	—	3
Real estate amortization of right-of-use assets (1)	146	(18)	443	268
Noncash interest on derivatives and finance lease obligations, net	1,155	(818)	6,908	(4,995)
Hurricane-related uninsured losses (insurance proceeds), net	—	25	—	(990)
Prior year property tax adjustments, net	(9)	—	289	117
Prior owner contingency funding	—	—	(900)	—
Noncash income tax provision (benefit), net	390	719	(246)	(1,100)
Noncontrolling interest:
Real estate amortization of right-of-use asset (1)	72	72	217	217
Noncash interest on derivative, net	—	—	—	(1)
	1,754	(22)	6,711	(6,481)

Adjusted FFO attributable to common stockholders	$65,741	$67,869	$194,955	$197,457

FFO attributable to common stockholders per diluted share	$0.28	$0.30	$0.83	$0.90

Adjusted FFO attributable to common stockholders per diluted share	$0.29	$0.30	$0.86	$0.87

Basic weighted average shares outstanding	224,530	227,068	226,369	225,538
Shares associated with unvested restricted stock awards	253	419	219	347
Diluted weighted average shares outstanding	224,783	227,487	226,588	225,885

(1)

Amounts originally reported for the three and nine months ended September 30, 2018 for real estate depreciation and amortization related to finance leases, amortization of lease intangibles and noncash ground rent have been reclassified to real estate amortization of right-of-use assets to conform to the current year’s reporting.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Fourth Quarter and Full Year 2019

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended		Year Ended
	December 31, 2019		December 31, 2019
	Low	High	Low	High

Net income	$61,900	$66,500	$159,400	$164,000
Depreciation and amortization	37,600	37,400	148,100	147,900
Interest expense	12,300	12,100	55,700	55,500
Income tax provision (benefit), net	200	200	(1,000)	(1,000)
Gain on sale of assets	(43,000)	(43,000)	(43,000)	(43,000)
Amortization of deferred stock compensation	2,100	2,100	9,300	9,300
Amortization of right-of-use assets	(300)	(300)	(800)	(800)
Finance lease obligation interest - cash ground rent	(400)	(400)	(2,200)	(2,200)
Prior year property tax adjustments, net	—	—	300	300
Prior owner contingency funding	—	—	(900)	(900)
Noncontrolling interest	(2,400)	(2,600)	(11,900)	(12,100)
Adjusted EBITDAre, excluding noncontrolling interest	$68,000	$72,000	$313,000	$317,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$61,900	$66,500	$159,400	$164,000
Preferred stock dividends	(3,200)	(3,200)	(12,800)	(12,800)
Real estate depreciation and amortization	37,000	36,800	145,600	145,400
Gain on sale of assets	(43,000)	(43,000)	(43,000)	(43,000)
Real estate amortization of right-of-use assets	200	200	600	600
Noncash interest on derivatives and finance lease obligations, net	—	—	6,900	6,900
Prior year property tax adjustments, net	—	—	300	300
Noncash income tax benefit, net	—	—	(200)	(200)
Prior owner contingency funding	—	—	(900)	(900)
Noncontrolling interest	(1,900)	(2,100)	(9,800)	(10,000)
Adjusted FFO attributable to common stockholders	$51,000	$55,200	$246,100	$250,300

Adjusted FFO attributable to common stockholders per diluted share	$0.23	$0.25	$1.09	$1.11

Diluted weighted average shares outstanding	224,100	224,100	226,000	226,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

20 Hotel Comparable Portfolio Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

20 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (1)	30.8%	31.8%	30.7%	31.0%

Total revenues	$281,639	$289,308	$842,215	$878,201
Non-hotel revenues (2)	(22)	(25)	(70)	(66)
Hurricane-related business interruption insurance proceeds (3)	—	—	—	(812)
Total Actual Hotel Revenues	281,617	289,283	842,145	877,323
Held for sale hotel revenues (4)	(3,337)	(3,354)	(9,659)	(9,646)
Sold hotel revenues (5)	—	(12,440)	—	(60,564)
Total 20 Hotel Comparable Portfolio Revenues	$278,280	$273,489	$832,486	$807,113

Net income	$33,545	$91,586	$97,379	$181,303
Non-hotel revenues (2)	(22)	(25)	(70)	(66)
Non-hotel operating expenses, net (6)	(770)	(940)	(2,315)	(2,498)
Hurricane-related business interruption insurance proceeds (3)	—	—	—	(812)
Hurricane-related uninsured losses (7)	—	25	—	110
Prior year property tax adjustments, net (8)	(9)	—	289	117
Taxes assessed on commercial rents (9)	305	—	1,013	—
Hospitality procurement supply rebate (10)	—	(1,088)	—	(1,088)
Corporate overhead	7,395	7,360	22,989	22,056
Depreciation and amortization	37,573	36,159	110,484	110,181
Impairment loss	—	—	—	1,394
Interest and other income	(3,762)	(2,592)	(13,497)	(7,049)
Interest expense	13,259	11,549	43,401	31,609
Gain on sale of assets	—	(53,128)	—	(68,787)
Income tax (benefit) provision, net	(749)	673	(1,185)	(692)
Actual Hotel Adjusted EBITDAre	86,765	89,579	258,488	265,778
Held for sale hotel Adjusted EBITDAre (4)	(985)	(1,058)	(2,826)	(2,944)
Sold hotel Adjusted EBITDAre (5)	—	(1,442)	—	(12,414)
20 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$85,780	$87,079	$255,662	$250,420

* Footnotes on following page.

(1)

20 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 20 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 20 Hotel Comparable Portfolio Revenues.

(2)

Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort.

(3)

Hurricane-related business interruption insurance proceeds include $0.8 million received in the first quarter of 2018 at the Oceans Edge Resort & Marina related to Hurricane Irma disruption in 2017 and 2018.

(4)

Held for sale hotel includes hotel revenues and Adjusted EBITDAre generated by the Courtyard by Marriott Los Angeles, which was classified as held for sale as of September 30, 2019, and subsequently sold in October 2019.

(5)

Sold hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership periods for the Marriott Philadelphia and the Marriott Quincy, both of which were sold in January 2018, the Hyatt Regency Newport Beach sold in July 2018, two Houston hotels sold in October 2018, and the Marriott Tysons Corner sold in December 2018.

(6)

Non-hotel operating expenses, net include the following: the amortization of real estate-related right-of-use assets; the amortization of a favorable management agreement; and finance lease obligation interest - cash ground rent.

(7)

Hurricane-related uninsured losses for the third quarter of 2018 include $25,000 at the Oceans Edge Resort & Marina. Hurricane-related uninsured losses for the first nine months of 2018 include $0.1 million at the Oceans Edge Resort & Marina and a total of $5,000 at two Houston hotels, which the Company sold in October 2018.

(8)

Prior year property tax adjustments, net for the third quarter of 2019 include a $9,000 tax credit at the Renaissance Los Angeles Airport. For the nine months ended September 30, 2019, prior year property tax adjustments, net include a total net expense of $0.3 million received at the following hotels: Embassy Suites Chicago; Embassy Suites La Jolla; Hilton Garden Inn Chicago Downtown/Magnificent Mile; Hyatt Centric Chicago Magnificent Mile; Oceans Edge Resort & Marina; and Renaissance Los Angeles Airport. For the nine months ended September 30, 2018, prior year property tax adjustments, net include a total net expense of $0.1 million received at the following hotels: Embassy Suites Chicago; Hilton Garden Inn Chicago Downtown/Magnificent Mile; Hyatt Centric Chicago Magnificent Mile; Hyatt Regency Newport Beach; and Renaissance Washington DC.

(9)	Taxes assessed on commercial rents for the third quarter and first nine months of 2019 include $0.3 million and $1.0 million, respectively, at the Hyatt Regency San Francisco.
(10)	Hospitality procurement supply rebate includes a $1.1 million rebate received from one of the Company's third-party management companies during the third quarter of 2018.

Sunstone Hotel Investors, Inc.

Property-Level Adjusted EBITDAre Reconciliation
Courtyard by Marriott Los Angeles

			Plus:	Plus:	Equals:	Less:	Equals:
	Total		Other		Hotel Adjusted	4.0%	Hotel Net
	Revenues	Net Income	Adjustments	Depreciation	EBITDAre	FF&E Reserve	Operating Income

Trailing Four Quarters as of September 30, 2019 (1)	$12,575	$2,386	$221	$1,013	$3,620	$(503)	$3,117
Trailing Four Quarters EBITDAre Multiple / Cap Rate (2)					13.8x		6.2%

(1)	Data as provided in supplemental financial information reported on the Company’s Current Reports on Form 8-K, furnished February 14, 2019 and November 4, 2019.
(2)	EBITDAre Multiple calculated as Contractual Gross Sale Price divided by Hotel Adjusted EBITDAre. Cap Rate calculated as Hotel Net Operating Income divided by Contractual Gross Sale Price.